UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2007

MEDCO HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31312	22-3461740
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Parsons Pond Drive, Franklin Lakes, NJ	07417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-269-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 31, 2007, Medco Health Solutions, Inc., a Delaware corporation (the “Company”) completed its previously announced acquisition of PolyMedica Corporation, a Massachusetts corporation (“PolyMedica”), pursuant to an Agreement and Plan of Merger dated as of August 27, 2007 (the “Merger Agreement”) between the Company, Macq Corp., a Massachusetts corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and PolyMedica.

Pursuant to the Merger Agreement, Merger Sub was merged with and into PolyMedica, with PolyMedica continuing as the surviving entity and a wholly-owned subsidiary of the Company (the “Merger”). Upon the consummation of the Merger, the issued and outstanding shares of PolyMedica common stock, par value $0.01 per share, were converted into the right to receive $53.00 per share in cash. The Company deposited an aggregate of approximately $1.3 billion in cash with Mellon Investor Services, LLC, as paying agent, and PolyMedica for payment to the former stockholders of PolyMedica. The Company also repaid all amounts outstanding under PolyMedica’s credit facility, approximately $38 million. In addition, as a result of the Merger, the holders of PolyMedica’s 1.0% Convertible Subordinated Notes (the “Convertible Notes”) have the right to surrender their Convertible Notes for cash at a premium to their original conversion price for a period of time following the consummation of the Merger. The Company anticipates it will have to pay approximately $210 million if all of the outstanding Convertible Notes are surrendered. Following consummation of the Merger, the PolyMedica common stock was delisted from The Nasdaq Stock Market.

The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Current Report on Form 8-K filed on August 28, 2007.

Item 2.02 Results of Operations and Financial Condition.

On November 1, 2007, the Company issued a press release reporting the financial results for its fiscal quarter ended September 29, 2007. A copy of the press release is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 2.02 disclosure.

The information in Item 2.02 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information in Item 2.02 of this Current Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCO HEALTH SOLUTIONS, INC.

Date: November 1, 2007	By:	/s/ David S. Machlowitz
David S. Machlowitz Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 1, 2007